UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2020

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.  Other Events.

Operational Update

The global pandemic resulting from the outbreak of the coronavirus (COVID-19) has disrupted McDonald’s global restaurant operations. Our primary focus and attention remains directed towards the wellbeing and safety of restaurant crew, franchisees, suppliers and employees.

We continue to work with franchisees around the world in order to evaluate operational feasibility and support financial liquidity (e.g. rent deferrals) during this period of uncertainty. We are also working closely with suppliers on contingency planning for continuous supply so that we can continue to operate safe restaurants.

As we cannot predict the duration or scope of the COVID-19 pandemic, the negative financial impact to our results cannot be reasonably estimated, but could be material.  We will provide an update during our first quarter 2020 earnings release and call.

Below is a brief summary of operational impact to McDonald’s restaurants around the world, but the situation is evolving and we continue to work with our local teams on the operational and business impact.

U.S.: Substantially all restaurants are operating Drive-thru, Delivery, & Take-away only. Limited menu and hours may apply.

International Operated Markets:

•
Most markets, such as Australia, Canada and Germany, have limited operations which could include Drive-thru, Delivery and/or Take-away; some restaurants within these markets may be closed, have limited hours and/or restricted capacity.

•	Several markets, such as France, Italy, Spain, and the United Kingdom, have closed all restaurants.

International Developmental Licensed Markets: Substantially all restaurants are operating in Japan; China is operating approximately 95% of restaurants; operating hours in most other countries are driven by government regulations.

Risk Factor Update

This risk factor is intended to be an update to the Risk Factor found in our 10-K filed on February 26, 2020.

Events such as severe weather conditions, natural disasters, hostilities, social unrest and health epidemics or pandemics, among others, can adversely affect our financial results, condition and prospects.

Severe weather conditions, natural disasters, hostilities and social unrest, any shifting climate patterns, terrorist activities, health epidemics or pandemics can adversely affect consumer spending and confidence levels and supply availability and costs, as well as the local operations in impacted markets, all of which can affect our financial results, condition and prospects. For example, the global pandemic resulting from the outbreak of the novel coronavirus (“COVID-19”) has disrupted the McDonald’s global restaurant operations beginning in early 2020. As of the date and time of this Form 8-K, substantially all of our restaurants in the United States are operating Drive-thru, Delivery & Take-away only, sometimes with limited hours, menus and/or capacity; several markets (including France, Italy, Spain, and the United Kingdom) have closed all restaurants; and most other International Operated Markets have limited operations, including limited hours and/or restricted capacity. Local governmental restrictions and public perceptions of the risks associated with the COVID-19 pandemic have caused, and may continue to cause consumers to avoid or limit gatherings in public places or social interactions, which could continue to adversely affect our business. In addition, our ability to maintain our supply chain and labor force may become challenging as a result of the COVID-19 pandemic. We cannot predict the duration or scope of the COVID-19 pandemic or when operations will return to full service. We expect the COVID-19 pandemic to negatively impact our financial results and such impact could be material to our financial results, condition and prospects based on its longevity and severity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	March 25, 2020	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President, Associate General Counsel and Assistant Secretary